SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2002

TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17550 N.E. 67th COURT REDMOND, WASHINGTON		98052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 883-7575

Item 2.    Acquisition of Assets

On December 26, 2002, TTM Technologies, Inc. (“TTM”) acquired all of the outstanding capital stock of Honeywell Advanced Circuits, Inc. (“HAC”), an indirect subsidiary of Honeywell International, Inc.  HAC is a printed circuit board manufacturer with an expertise in high layer counts and specialty materials.  The purchase price was one dollar.  The total cost of the acquisition, including transactions fees and expenses, was approximately $0.9 million.

Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Independent Accountants’ Report of PricewaterhouseCoopers LLP(1)

Combined Balance Sheets as of September 30, 2002 and December 31, 2001(1)

Combined Statements of Operations for the Nine Months Ended September 30, 2002, and for the Years Ended December 31, 2001 and 2000(1)

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2002, and for the Years Ended December 31, 2001 and 2000(1)

Combined Statements of Changes in Honeywell Investment for the Nine Months Ended September 30, 2002 and the Years Ended December 31, 2001 and 2000(1)

Notes to Consolidated Financial Statements(1)

(b)                                 Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2002

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Quarters Ended September 30, 2002

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2001

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit

10.15	Stock Purchase Agreement, dated as of December 24, 2002, between Honeywell Electronic Materials, Inc., a Washington corporation and TTM Technologies, Inc., a Washington corporation(1)

(1) Incorporated by reference to the Registrant’s Report on Form 8-K filed on December 26, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: March 7, 2003	By:	/s/ Stacey M. Peterson
	Name:	Stacey M. Peterson
	Title:	Chief Financial Officer and Secretary

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TTM TECHNOLOGIES, INC.

INTRODUCTION TO
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

On December 26, 2002, TTM Technologies, Inc. (“TTM”) acquired all of the outstanding capital stock of Honeywell Advanced Circuits, Inc. (“HAC”), an indirect subsidiary of Honeywell International, Inc. (“Honeywell”) in accordance with the terms of that certain Stock Purchase Agreement dated as of December 24, 2002, between Honeywell Electronic Materials, Inc., a Washington corporation and TTM Technologies, Inc., a Washington corporation (“Stock Purchase Agreement”).  HAC is a printed circuit board manufacturer with expertise in high layer counts and specialty materials.  The purchase price was one dollar.  The total cost of the acquisition, including transaction fees and expenses, was approximately $0.9 million.

The accompanying unaudited pro forma condensed combined balance sheet of TTM gives effect to the acquisition as if it had been completed as of September 30, 2002 (the balance sheet date of TTM’s most recent quarter-end prior to the acquisition).  The accompanying unaudited pro forma condensed combined statements of operations for the three quarters ended September 30, 2002 and the year ended December 31, 2001 give effect to the acquisition as if it had been completed as of the first day of TTM’s 2001 fiscal year (the most recent fiscal year presented).  The pro forma adjustments are described in the accompanying notes.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.  Such information is not necessarily indicative of the operating results or financial position that would have occurred as of and for the 2001 and 2002 periods had the acquisition taken place on September 30, 2002 or at the beginning of TTM’s 2001 fiscal year, nor is it indicative of the results that may be expected for future periods.

The pro forma condensed combined financial information should be read in conjunction with (1) TTM’s consolidated financial statements and related notes filed in TTM’s Annual Report on Form 10-K for the year ended December 31, 2001, (2) TTM’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 and (3) the combined financial statements of HAC and related notes included in TTM’s Current Report on Form 8-K dated December 26, 2002.

TTM Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2002

(In thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	TTM	HAC
ASSETS
Current assets:
Cash and cash equivalents	$35,255	$1	$(14,469	)(a)	$20,787
Accounts receivable, net	9,113	18,379	(196	)(b)	27,296
Inventories, net	3,157	14,052			17,209
Prepaid expenses and other	303	265	(82	)(b)	486
Income taxes receivable	5,595	—			5,595
Deferred income taxes	334	—			334
Assets held for sale	—	10,615	(10,615	)(b)	—
Total current assets	53,757	43,312	(25,362)		71,707
Property, plant and equipment, net	51,252	41,110	(41,110	)(c)	51,252
Deferred income taxes	15,650	—			15,650
Goodwill and other intangibles, net	77,319	667	(667	)(c)	77,319
Other assets	300	833	(833	)(b)	300
Total assets	$198,278	$85,922	$(67,972)		$216,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,344	$—	$(872	)(a)	$4,472
Accounts payable	3,267	10,326	380	(d)	13,973
Accrued expenses	4,160	10,999	(4,879	)(b)	10,280
Payable to related parties	—	—	500	(d)	500
Customer advances	—	19,003	(19,003	)(b)	—
Customer rebate obligation	—	—	562	(e)	562
Accrued severance and exit costs	—	13,105	(13,105	)(b)	—
Total current liabilities	12,771	53,433	(36,417)		29,787
Long-term debt, less current maturities	21,375	—	(13,597	)(a)	7,778
Accrued pension and postretirement obligations	—	9,714	(9,714	)(b)	—
Customer rebate obligation	—	—	2,453	(e)	2,453

Shareholders’ equity:
Common stock	150,171	—			150,171
Retained earnings	14,148	—	12,078	(c)	26,226
Deferred stock-based compensation	(187)	—			(187)
Investment from parent	—	22,775	(22,775	)(b)	—
Total shareholders’ equity	164,132	22,775	(10,697)		176,210
Total liabilities and shareholders’ equity	$198,278	$85,922	$(67,972)		$216,228

See accompanying notes.

TTM Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Quarters Ended September 30, 2002

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	TTM	HAC

Net sales	$67,578	$103,928			$171,506
Cost of goods sold	60,430	131,021	$(12,922	)(f)	178,529
Gross profit (deficit)	7,148	(27,093)	12,922		(7,023)
Operating expenses:
Selling, general and adminstrative	7,850	17,745	(1,364	)(f)	24,231
Amortization of intangibles	901	—			901
Restructuring and impairment charges	907	67,957	(48,870	)(f)	19,994
Total operating expenses	9,658	85,702	(50,234)		45,126
Operating loss	(2,510)	(112,795)	63,156		(52,149)
Interest expense	(839)	(3,661)	246	(g)	(4,254)
Other income, net	500	—			500
Loss before income taxes and cumulative effect of accounting change	(2,849)	(116,456)	63,402		(55,903)
Income tax benefit	918	—	(115	)(h)	803
Loss before cumulative effect of accounting change	$(1,931)	$(116,456)	$63,287		$(55,100)
Loss per common share before cumulative effect of accounting change:
Basic	$(0.05)				$(1.40)
Diluted	$(0.05)				$(1.40)
Weighted average common shares outstanding:
Basic	39,426				39,426
Diluted	39,426				39,426

See accompanying notes.

TTM Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2001

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	TTM	HAC

Net sales	$128,989	$232,180			$361,169
Cost of goods sold	92,235	242,891	$(26,139	)(f)	308,987
Gross profit (deficit)	36,754	(10,711)	26,139		52,182
Operating expenses:
Selling, general and adminstrative	12,707	33,043	(2,148	)(f)	43,602
Amortization of intangibles	4,808	2,035	(2,035	)(f)	4,808
Restructuring and impairment charges	—	36,405	(23,543	)(f)	12,862
Total operating expenses	17,515	71,483	(27,726)		61,272
Operating income (loss)	19,239	(82,194)	53,865		(9,090)
Interest expense	(2,685)	(5,485)	672	(g)	(7,498)
Other income, net	629	51			680
Income (loss) before income taxes	17,183	(87,628)	54,537		(15,908)
Income tax provision	(6,189)	(4,996)	(280	)(h)
			4,996	(i)	(6,469)
Net income (loss)	$10,994	$(92,624)	$59,253		$(22,377)
Net income (loss) per common share:
Basic	$0.29				$(0.60)
Diluted	$0.28				$(0.60)
Weighted average common shares outstanding:
Basic	37,482				37,482
Diluted	38,899		(1,417	)(j)	37,482

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1.  Acquisition

The fair value of the net assets acquired exceeded the cost to purchase HAC, resulting in negative goodwill.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 the amount of negative goodwill was allocated proportionately to reduce the assigned values of acquired assets except current assets and deferred income taxes.  The remaining unallocated negative goodwill was recorded as an extraordinary gain.

The following sets forth the preliminary allocation of the purchase consideration, after reducing the applicable assets to zero for the effect of negative goodwill, as of September 30, 2002 (in thousands):

Accounts receivable, net	$18,183
Inventories, net	14,052
Other current assets	184
Property, plant and equipment	—
Intangible assets	—
Accounts payable	(11,206)
Accrued expenses	(6,120)
Customer rebate obligations	(3,015)
Extraordinary gain	$12,078

Under the terms of the Stock Purchase Agreement, TTM was entitled to a reimbursement from Honeywell if HAC’s working capital, as defined in the agreement, was less than $13.9 million.  On September 30, 2002, HAC’s working capital, as defined, was greater than the $13.9 million minimum level required in the agreement.  However, at the closing date, the working capital was less than $13.9 million, and TTM has made a claim against Honeywell for a working capital adjustment in excess of $1.0 million.  Also at the closing date, the composition of the fair value of net assets acquired was different than at September 30, 2002, such that the extraordinary gain recorded at the closing date is expected to be approximately $6.3 million.

TTM is in the process of determining the tax basis of the assets acquired and liabilities assumed and believes that such tax information and analysis will be completed by the end of 2003.  Although TTM expects that acquired net deferred income tax assets will exist, given the uncertainty of the ultimate realization of these assets, TTM also expects to record a valuation allowance for the acquired net deferred income tax assets.

2.  Corporate Expenses and Overhead

Honeywell allocated costs associated with certain corporate overhead, such as risk management, human resources, corporate law, corporate finance and accounting, treasury services and public affairs to its business units through a corporate assessment charge that was generally allocated based on sales or on Honeywell’s net investment.  Additionally, Honeywell provided various information systems assistance, employee payroll processing, travel and expense processing, accounts payable, payment processing, credit facilities, general ledger maintenance and project tracking assistance to HAC.  These costs were invoiced through intercompany charges to HAC based on certain criteria, including invoices or checks processed, headcount, general ledger line items maintained, predetermined rates or on actual services provided.  During the three quarters ended September 30, 2002 and the year ended December 31, 2001, total charges from Honeywell for all corporate overhead and cost allocations to HAC were as follows (in thousands):

	2002	2001
Cost of goods sold	$4,013	$8,983
Selling, general and administrative	7,960	16,319
Interest expense	3,661	5,485
	$15,634	$30,787

In connection with the Stock Purchase Agreement, TTM entered into a transition services agreement with Honeywell, whereby Honeywell will continue to provide some of the infrastructure services that had been previously provided to HAC for approximately 90 days.  HAC has agreed to pay approximately $43,000 per month for services under the transition services agreement.

TTM believes that it will incur significantly less expense to provide similar infrastructure services then the amounts charged to HAC by Honeywell.  However, given the difficulty to factually support the amount of net costs that will be eliminated, no pro forma adjustments have been made in the accompanying pro forma statements of operations.

3.  Pro Forma Adjustments

The unaudited pro forma condensed combined financial information gives effect to the following pro forma adjustments in connection with the acquisition:

(a)                                  To reflect a principal prepayment of $14.5 million on TTM’s bank debt made at the closing of the acquisition.  TTM made a prepayment of $14.5 million in connection with the closing of the acquisition.  This entry reflects the impact of the prepayment as if it had been made on September 30, 2002.

(b)                                 To remove the HAC assets not acquired and liabilities not assumed by TTM pursuant to the terms of the Stock Purchase Agreement.

(c)                                  To reflect the reduction in acquired HAC property, plant, and equipment and intangibles and to record the non-recurring extraordinary gain as a result of the allocation of negative goodwill.

(d)                                 To reflect the estimated costs of the acquisition and acquisition-related expenses.  In connection with the acquisition, TTM recorded a total fee of $500,000 payable to T.C. Management, T.C. Management IV, and Brockway Moran & Partners Management for services related to the closing of the acquisition.  These entities are owned by certain shareholders of TTM.

(e)                                  Pursuant to the terms of the Stock Purchase Agreement, TTM assumed a customer rebate obligation.  All previous obligations to this customer had been settled by HAC prior to closing.  TTM has discounted its total obligation over the period that it expects to settle this obligation to a net present value of approximately $3 million.  The obligation was discounted using a 5 percent discount rate.

(f)                                    To remove the expenses recorded in HAC’s statements of operations related to assets not acquired and liabilities not assumed, to remove impairment charges on property, plant and equipment and to remove depreciation and amortization of property, plant and equipment, and intangibles assets resulting from allocating negative goodwill to reduce these assets to zero for the three quarters ended September 30, 2002 and the year ended December 31, 2001 as follows (in thousands):

	2002	2001
Cost of goods sold:
Depreciation and amortization	$(10,830)	$(23,704)
Net periodic pension benefit cost	(2,092)	(2,435)
Total	$(12,922)	$(26,139)

	2002	2001
Selling, general and administrative:
Depreciation and amortization	$(716)	$(1,618)
Amortization of investment	(100)	(133)
Net periodic pension benefit cost	(548)	(397)
Total	$(1,364)	$(2,148)

	2002	2001
Impairment charges	$(48,870)	$(23,543)

(g)                                 To reduce TTM interest expense from the incremental pay-down of debt made at the closing of the acquisition; see (a) above.  Also to impute the interest expense associated with TTM’s long-term rebate obligation as described in (e) for the three quarters ended September 30, 2002 and the year ended December 31, 2001 as follows (in thousands):

	2002	2001
TTM incremental interest reduction	$(338)	$(823)
Imputed interest on rebate obligation	92	151
Total	$(246)	$(672)

(h)                                 To reflect the income tax effect of the reduction of TTM’s historical interest expense as a result of the incremental $14.5 million principal prepayment.

(i)                                     To remove the income tax provision related to an increase in HAC’s deferred income tax valuation allowance recorded in 2001.  TTM anticipates recording a valuation allowance against the acquired net deferred tax assets once the tax basis information has been finalized.

(j)                                     To remove the effect of shares that would be considered anti-dilutive from the combined pro forma net loss for purposes of calculating pro forma net loss per share.